UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 13, 2026

iShares® Staked Ethereum Trust ETF
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-43185 (Commission File Number)	41-2865343 (I.R.S. Employer Identification No.)

c/o iShares Delaware Trust Sponsor LLC
400 Howard Street
San Francisco, California 94105
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (415) 670-2000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares	ETHB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01         Entry into a Material Definitive Agreement.

On April 13, 2026, iShares® Staked Ethereum Trust ETF (the “Trust”) entered into an amended and restated addendum to the Coinbase Custody Custodial Services Agreement attached as Exhibit A to that certain Third Amended and Restated Coinbase Prime Broker Agreement dated May 21, 2024 between the Trust and Coinbase, Inc. as agent for itself and the Coinbase Entities. A copy of the amended and restated addendum is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01         Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Staking Addendum to Coinbase Custody Custodial Services Agreement*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Trust agrees to furnish supplementally a copy of such schedules and exhibits, or any section thereof, to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 15, 2026

iShares® Staked Ethereum Trust ETF*

By:	iShares Delaware Trust Sponsor LLC

By:	/s/ Bryan Bowers
Name: Bryan Bowers
Title: Director and Chief Financial Officer

*	The registrant is a trust. The individual specified above is signing in his capacity as an officer and/or authorized signatory of iShares Delaware Trust Sponsor LLC, the Sponsor of the Trust.